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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                                 December 26, 2000



                            HARVARD BIOSCIENCE, INC.
             (Exact Name of Registrant as specified in its charter)



         Delaware                        0-31923                       04-3306140
(State or other jurisdiction         (Commission File               (I.R.S. Employer
     of incorporation)                    Number)                   Identification No.)
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                 84 October Hill Road, Holliston, MA 01746-1371
              (Address of principal executive offices and zip code)

                                 (508) 893-8066
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On December 26, 2000 Harvard University filed a lawsuit against Harvard
Bioscience, Inc. (the "Company") in U.S. District Court in Boston alleging that the Company's use of the "Harvard Bioscience" and "Harvard Apparatus" names infringes on Harvard University's trademarks. Harvard University is seeking both injunctive relief and monetary damages. The Company believes the allegations are without merit and intends to defend itself vigorously. The Company has used the "Harvard" name in association with its products for over 100 years. The Company has used the "Harvard Apparatus" name since at least 1902 and the "Harvard
Bioscience" name since at least the early 1980's. The Company believes that the defense of these claims could involve significant litigation-related expenses, but that it will not have a material adverse effect on its financial condition or results of operations.

         Pursuant to the safe harbor provisions of the Private Securities
Litigation Act of 1995, the Company notes that statements contained in this Form
8-K that are not based on historical facts, such as statements regarding the effect of this lawsuit on the Company's financial condition and results of operations, are forward looking statements and such statements are subject to risks and uncertainties that could cause actual results to differ from those projected or implied by such statements. These risks and uncertainties include risks that the litigation-related expenses could be higher than expected or that the Company could be unsuccessful in defending this lawsuit and other risks and uncertainties detailed in the Company's recent Registration Statement on Form
S-1 on file with the United States Securities and Exchange Commission. In the event the Company is unsuccessful in defending this lawsuit, the Company could be held liable for monetary damages that may have a material adverse effect on the Company's financial condition or results of operations.

                                       2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2001                      HARVARD BIOSCIENCE, INC.


                                            By: /s/ DAVID GREEN
                                                -------------------------------
                                                David Green
                                                President